UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Victoria’s Secret & Co.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 3, 2026, Victoria’s Secret & Co. issued the following press release:

All Three Independent Proxy Advisors Recommend Victoria’s Secret & Co. Shareholders Vote “FOR” All of the Company’s Nominees on the WHITE Proxy Card

ISS, Glass Lewis, and Egan-Jones Each Independently Conclude BBRC Has Not Made a Compelling Case for Change

VS&Co Urges Shareholders to Vote “FOR” All Nine of VS&Co’s Director Nominees on the WHITE Proxy Card

REYNOLDSBURG, Ohio (June, 3, 2026) — Victoria’s Secret & Co. (“VS&Co” or the “Company”) (NYSE: VSXY) today announced that all three independent proxy advisors, Institutional Shareholder Services (“ISS”), Glass Lewis & Co (“Glass Lewis”) and Egan-Jones Proxy Services (“Egan-Jones”) have recommended that VS&Co shareholders vote “FOR” all nine of the Company’s director nominees, including Independent Chair Donna James, on the WHITE proxy card in connection with the Company’s 2026 Annual Meeting of Shareholders (“Annual Meeting”), to be held on June 11, 2026.

VS&Co issued the following statement:

“We are pleased that all three proxy advisory firms recognize the role our Board and each of our directors has played in the Company’s transformation and continued outperformance. Their recommendation to support all our highly qualified director nominees reaffirms that our Board is best positioned to continue overseeing the successful execution of our Path to Potential strategy and continued value creation for shareholders.

The disciplined execution of our strategy is generating very strong results. On June 2, the Company reported first quarter 2026 earnings that exceeded both top- and bottom-line guidance. Our momentum is broad-based across categories, channels, and geographies, and this strength was reflected in the market’s overwhelmingly positive response.”

VS&CO’s BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE COMPANY’S NOMINEES TO CONTINUE THE MOMENTUM AND VALUE CREATION

For more information regarding VS&Co’s momentum and highly qualified Board, please visit: VSPathtoPotential.com

YOUR VOTE IS IMPORTANT.

To ensure your shares are represented at the Annual Meeting, please submit your vote TODAY: Use the WHITE Proxy Card to Vote “FOR” All of VS&Co’s Highly Qualified Nominees

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders, please call:

(877) 750-0831 (toll free from the U.S.

and Canada) or

+1 (412) 232-3651 (from all other

countries)

About Victoria’s Secret & Co

Victoria’s Secret & Co. (NYSE: VSXY) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, sleepwear, apparel, sport and swim as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and PINK, that strive to inspire confidence, spark joy and celebrate sexy. Additionally, Adore Me, our digital intimates brand serves women across budgets and lifestyles. We are committed to empowering our more than 30,000 associates across a global footprint of approximately 1,420 retail stores in approximately 70 countries.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “estimate,” “commit,” “will,” “target,” “forecast,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” or the negative of these words and any similar expressions, involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in any forward-looking statement.

Factors that could cause actual results to differ include, among others: general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns; market disruptions; uncertainty in the global trade environment, including tariffs and retaliatory measures; our ability to successfully implement our strategic plan; leadership changes and turnover in key positions; our ability to source, produce, distribute and sell merchandise globally, including risks related to geopolitical conflicts, supply chain disruptions (and related pricing impacts), currency fluctuations and labor disputes; fluctuations in freight, product input and energy costs; cybersecurity risks and our ability to maintain data security and privacy; shareholder activism matters; and other risks and uncertainties described in “Item 1A. Risk Factors” in our 2025 Annual Report on Form 10-K filed with the SEC on March 20, 2026.

All forward-looking statements are made only as of the date of this document. Except as may be required by law, we assume no obligation to make publicly available any update or other revisions to any of the forward-looking statements contained in this document.

For further information, please contact:

Victoria’s Secret & Co.:

Investor Relations:

investorrelations@victoria.com

Media Relations:

Edelman Smithfield

VSCO@edelmansmithfield.com